Exhibit 4.11

Confidential Information (indicated by [...]) has been omitted and filed separately with the Securities and Exchange Commission.

SUPPLY

CHAIN AGREEMENT

SCA

Between WAVECOM S.A. AND SOLECTRON Corporation

SUPPLY CHAIN
AGREEMENT

THIS SUPPLY CHAIN AGREEMENT (hereinafter referred to as “the Agreement” or “SCA”) is made effective the November 29th, 2007 (hereinafter referred to as the “Effective Date”)

BETWEEN

WAVECOM S.A., a company duly incorporated in France and having its principal office at 3 Esplanade du Foncet 92442 Issy-les-Moulineaux Cedex France, acting in its own name and for and on behalf of its Subsidiaries (hereinafter called “WAVECOM”),

Represented by Mr. Ron BLACK in his capacity as CEO,

of the One Part

AND

SOLECTRON CORPORATION, a Delaware corporation duly incorporated in the United States of America and having its principal office at 847 Gibraltar Drive, Milpitas, CA 95035, USA, acting in its own name and for and on behalf of its Subsidiaries (hereinafter called “SOLECTRON”),

Represented by Thomas J Smach in his capacity as CFO
of the Other Part.

SOLECTRON and WAVECOM shall hereinafter be referred to individually as a “Party” and jointly as the “Parties”.

RECITALS

WHEREAS SOLECTRON and WAVECOM have signed a Cooperation Agreement (the “CA”) which sets forth the general terms and conditions that shall apply between the Parties for the worldwide manufacturing, testing and supply services for WAVECOM’s products as provided by SOLECTRON in all Derivative Agreements.

WHEREAS SOLECTRON and WAVECOM have signed a Global Manufacturing Agreement (the “GMA”) which sets forth the terms and conditions for Manufacturing, testing and repairing the Products.

WHEREAS under this SCA, the Parties wish to set out below the terms and conditions in relation to logistics and supply chain obligations pursuant to which they shall carry out their respective obligations under the CA and GMA.

NOW AND THEREFORE, the Parties hereto agree as follows:

1.	DEFINITIONS

The Parties agree that the definitions set forth in the Cooperation Agreement or any Derivative Agreement shall apply to this SCA in addition to the following definitions, except otherwise expressly stated in this Agreement :

“3PL”	shall mean the third party logistics provider managed by SOLECTRON for the execution of the logistic services for WAVECOM Products.

“Agreement”	shall mean this Supply Chain Agreement (SCA) and its Appendices, for the sole purpose of the SCA;

“Acquisition Cost”	shall mean a mutually agreed percentage of the Landed Cost applied on the price of the Components,

“Approved Vendor List”/“AVL”	shall mean the list of WAVECOM authorized Components suppliers for Components composing a Product as solely defined by WAVECOM, including the designated Component supplier part numbers;

“Bill of Material”/“BOM”	shall mean the list of Components composing a Product as solely defined by WAVECOM;

“CRD”	shall mean the WAVECOM’s requested delivery date communicated by WAVECOM to SOLECTRON;

“EDD”	shall mean the Estimated Delivery Date committed by SOLECTRON to WAVECOM according to the Incoterm with the designated delivery location as specified in the Outbound Routing Guide;

“ESD”	shall mean the Estimated Shipment Date committed by SOLECTRON to WAVECOM;

“Forecast”	shall mean a projection of requirements, applicable to either Products or Components;

“Forecast Reference”	shall mean a BOM or group of BOMs for which WAVECOM provides forecast information to SOLECTRON;

“Gross Requirement”	shall mean the Product Forecast information communicated by WAVECOM to SOLECTRON, to be understood as a Forecast of shipments of Products manufactured by SOLECTRON, defined per Forecast Reference within an applicable period;

“Inventory Turns”	shall mean [...];

“Landed Costs”	shall mean [...];

Confidential Information (indicated by [...]) has been omitted and filed separately with the Securities and Exchange Commission.

“Manufacturing Resource Planning”/“MRP”	shall mean the software/tool aimed at transforming the Product Forecast (“Gross Requirement”) into a detailed planning of Components requirements whose parameters are specified in Appendix 12 of this Agreement;

“On-Time Delivery”/“OTD”	shall mean the compliance with the actual Delivery Date vs the initial Estimated Delivery Date commitment (“EDD”) provided by SOLECTRON, [...];

“Order Book”	shall mean [...];

“Outbound Routing Guide”	shall mean the mutually agreed reference guide aiming at describing WAVECOM delivery process from SOLECTRON to WAVECOM customer;

“Resources”	shall mean the necessary People, Equipments and Components required to realize the Product demands in the MRP;

“Sales Orders”	shall mean the orders communicated by WAVECOM to SOLECTRON [...];

“Shop Floor Date”/“SFD”	shall mean the necessary step in the realization of a Sales Order from which SOLECTRON is authorized to proceed to its Manufacturing

“Shipment”	shall mean the departure of a Product from SOLECTRON to WAVECOM’s designated destination;

“Updated Price List”/“UPL”	shall mean [...],

“WAVECOM Quarter”	shall mean the period of time from 1st of January to 31st of March, or from 1st of April to 30th of June, or from 1st of July to 30th of September or from 1st of October to 31st of December.

2.	PURPOSE AND SCOPE OF THIS AGREEMENT

The purpose of this Supply Chain Agreement is to define the terms and conditions of WAVECOM supply chain model corresponding to a range of activities aiming at organizing, controlling and optimizing Components and Products flows and the associated prices/costs including express services, through the demand management (Forecast and order management), and the required Components management and Delivery Management (delivery of the Products to WAVECOM’s designated location).

SOLECTRON shall manage the Components supply as per Gross Requirement provided by WAVECOM and manage the Manufacturing, as agreed in the GMA, according to the Sales Orders issued by WAVECOM and SOLECTRON will use SOLECTRON’s Best in Class Approach to reach [...] subject to Component supplier’s availabilities and lead-times and provided that the Gross Requirements previously supplied by WAVECOM aligns with the Sales Orders issued by WAVECOM.

Confidential Information (indicated by [...]) has been omitted and filed separately with the Securities and Exchange Commission.

This Agreement is entered into between the Parties pursuant to and in accordance with the Cooperation Agreement. All terms and conditions of the Cooperation Agreement and any applicable Derivative Agreement shall apply to this Supply Chain Agreement as if they were set out in this Supply Chain Agreement and in the event of any conflict between :

2.3.1 the terms and conditions of the Cooperation Agreement and this Supply Chain Agreement, the Cooperation Agreement shall prevail as provided in section 1.5 of the CA.

2.3.2 the terms and conditions of any other Derivative Agreement and this Supply Chain Agreement, the Supply Chain Agreement shall prevail, only to the extent that the Parties have not explicitly agreed in the other relevant Derivative Agreement to alter or modify certain of the terms and conditions of this Supply Chain Agreement.

3.	DEMAND MANAGEMENT

3.1 Forecast and Resources management

3.1.1 WAVECOM shall provide SOLECTRON with a [...] as provided as an example in Appendix 1 of this Agreement and defined on a [...] basis and by Forecast Reference, plus a set of instructions provided in writing, on a regular basis and that are required for SOLECTRON to prepare the MRP loading (“MRP Load”). [...] SOLECTRON shall use its Best in Class Approach to execute the Gross Requirement and the WAVECOM instructions in order to optimize the combination of delivery/revenue performance and the inventory management.

3.1.2 WAVECOM is entitled to modify, amend or review the [...] Gross Requirement and the set of instructions (collectively referred to as “WAVECOM Requirements”), at its sole option, on a regular basis and WAVECOM shall promptly inform SOLECTRON of any such reasonable modification to which it shall comply.

3.1.3 WAVECOM shall provide SOLECTRON with a non-binding NPI (New Product Introduction) demand Plan as provided in Appendix 1 as an example to drive the supply of the Components for the NPI services as defined in the GMA.

3.1.4 SOLECTRON shall collect the MRP Inputs listed in Appendix 6 of this Agreement that are necessary to define the MRP Load in addition to the WAVECOM Requirements. SOLECTRON is responsible for the accuracy of any of these MRP Inputs.

3.1.5 According to the WAVECOM’s reasonable requirements and the MRP Inputs, SOLECTRON shall define a MRP Load, on a [...] basis and per BOM. SOLECTRON shall provide WAVECOM with this MRP Load that will be implemented by SOLECTRON solely with WAVECOM’s prior written approval.

3.1.6 SOLECTRON shall check if the appropriate Resources are available to achieve the production plan and related Shipments in accordance with the MRP Load as here-above defined. SOLECTRON shall promptly report to WAVECOM any discrepancies that may be identified and SOLECTRON shall apply commercially reasonable efforts to rapidly take the necessary steps to mitigate the potential impact to the execution of the MRP Load in cases where they might and provided such steps do not further adversely impact the On-Time-Delivery performance and WAVECOM revenue target.

Confidential Information (indicated by [...]) has been omitted and filed separately with the Securities and Exchange Commission.

3.1.7 SOLECTRON shall disclose to WAVECOM the parameters of its MRP calculation. WAVECOM may request SOLECTRON to correct and/or modify the parameters before the MRP runs.

3.1.8 SOLECTRON shall run the MRP on a [...] schedule. SOLECTRON is in charge of ensuring the MRP input-output balance is consistent with standard industry practice. SOLECTRON shall inform WAVECOM in the following week of the results of each MRP run. [...].

3.1.9 From time to time, WAVECOM may request in writing that SOLECTRON proceeds in additional MRP run(s). [...]

3.1.10 SOLECTRON is the owner of the MRP tool and the EDI tool and shall ensure that this MRP tool and the EDI tool are properly maintained by SOLECTRON to execute the MRP Load.

3.1.11 [...]

3.2. Sales Order management

3.2.1 WAVECOM shall provide SOLECTRON in the Order Book and on a [...] basis, with an overview of the binding Sales Orders to be delivered from SOLECTRON to WAVECOM’s designated location.

3.2.2 SOLECTRON shall maintain the Order Book functionalities designed and owned by WAVECOM and implemented by SOLECTRON for WAVECOM to provide the necessary visibility on the Sales Orders and timely implement the updates of the Order Book with the required information. [...].

3.2.3 SOLECTRON shall execute the commitment process for each Sales Order [...]

3.2.4 SOLECTRON shall propose to WAVECOM any required swap within the MRP Load provided that the necessary Resources are available to implement such swap, in order to improve SOLECTRON’s ability to meet requested delivery dates. SOLECTRON shall not implement any swap within the MRP Load without WAVECOM’s prior written consent.

3.2.5 [...].

3.2.6 SOLECTRON shall acknowledge the Sales Order within [...] from the receipt of the Sales Order, by defining three (3) binding dates: the SFD, the ESD and the EDD. These dates shall meet such WAVECOM’s initial delivery requirements as are viable based on the Gross Requirement previously received and as described in the respective Sales Order and in particular, [...].

3.2.7 SOLECTRON shall use its Best in Class Approach to comply with the binding EDD [...].

3.2.8 Regarding the SFD, SOLECTRON shall launch the Manufacturing process as agreed and defined in the GMA and in accordance with the specific requirements of the associated Sales Order. In relation to any new Products only, SOLECTRON shall inform WAVECOM prior launching each NPI Manufacturing process and WAVECOM shall place a related purchase order for the Products according to the section 6 of the GMA prior to production launch.

3.2.9 WAVECOM may cancel the Sales Order and the related purchase order for the Products at any time prior to Product Shipment. In such a case, WAVECOM will use its reasonable efforts to implement an action plan aiming at getting an equivalent Sales Order within a reasonable delay [...].

Confidential Information (indicated by [...]) has been omitted and filed separately with the Securities and Exchange Commission.

3.2.10 Upon WAVECOM’s prior written consent, SOLECTRON shall launch the delivery of the Products and manage the transportation flow with the 3PL, from SOLECTRON’s Facilities to the agreed delivery point determined by the Incoterm specified in the WAVECOM Sales Order, as defined in section 5 of this Agreement.

3.2.11 SOLECTRON is entitled to invoice WAVECOM for the Products under the GMA, from the date of Shipment of the Products.

3.2.12 SOLECTRON shall use its Best in Class Approach to support WAVECOM’s express delivery requests, corresponding to deliveries, at WAVECOM’s sole option, [...].

4.	COMPONENT MANAGEMENT

4.1 Components Purchasing Conditions

4.1.1 SOLECTRON, with WAVECOM ’s support if needed, will promote a continuous effort to secure the procurement and supply of Components, avoid any shortage in supply, avoid any overstock or obsolete inventory in supply, prevent any disruption in Product delivery to WAVECOM’s designated locations and avoid any extra-cost related to such events.

4.1.2 For that purpose, WAVECOM hereby authorises SOLECTRON to undertake the following acts on behalf of WAVECOM, in relation to the procurement of Components; and SOLECTRON agrees to:

(a)	procure the Components from the Component supplier solely in accordance with the Purchasing Conditions [...]; and

(b)	manage the quality and logistical issues relating to the Components trough the incoming inspection without any authorization to reach an agreement or settle a claim without WAVECOM’s prior written agreement. [...]; and

(c)	manage the set of operations provided by WAVECOM and that relate to the defective Components which are non compliant with the Component specifications and which defectiveness is discovered either during the incoming inspection or during the mass production phase; and

(d)	[...].

4.1.3 [...].

4.2 Material management

4.2.1 SOLECTRON shall acquire Components on behalf of WAVECOM from such Component suppliers as WAVECOM directs or approves from time to time in writing, in accordance with the prices and conditions set out in the UPL which reflect the Purchasing Conditions (as defined in the CA), [...]).

4.2.2 [...].

Confidential Information (indicated by [...]) has been omitted and filed separately with the Securities and Exchange Commission.

4.2.3 The Purchasing Conditions shall be compliant with the BOM and the AVL, except otherwise expressly authorized in writing by WAVECOM. In the event of any discrepancies between the BOM and the Purchasing Conditions, SOLECTRON shall promptly inform WAVECOM in writing and WAVECOM shall modify the Purchasing Conditions accordingly. [...].

4.2.4 The Purchasing Conditions for the Components will be applied by SOLECTRON using standard purchasing practices including, [...].

4.2.5 SOLECTRON shall disclose to WAVECOM the parameters of its MRP calculation and SOLECTRON shall not run the MRP without WAVECOM’s prior written consent. WAVECOM may request SOLECTRON to correct and/or modify the parameters before the MRP runs.

4.2.6 SOLECTRON shall verify that the Component supplier complies with the terms and conditions of the orders issued by SOLECTRON to the Component supplier on behalf of WAVECOM and shall use the Best in Class Approach to define an action plan to correct any discrepancies between the order acknowledged by the Component supplier and the initial requirements defined in the order.

4.2.7 In the event a Component supplier does not comply with the terms of the purchase order, or fails to act in accordance with SOLECTRON’s requests on behalf of WAVECOM, SOLECTRON shall immediately notify WAVECOM in writing and demonstrate to WAVECOM that the Component supplier failed to its obligations. [...].

4.2.8 [...].

4.2.9 [...].

4.2.10 SOLECTRON shall conduct an exhaustive Component supplier survey on a regular basis [...], aimed at obtaining the written confirmation from each Component supplier that the Component supplier has [...] access to the forecast information beyond the order lead time.

4.2.11 In addition, SOLECTRON shall provide WAVECOM with a range of information, data on the Component Supplier as listed in the Appendix 10 of this Agreement, in order for WAVECOM to evaluate the Component suppliers.

4.2.12 [...].

4.2.13 WAVECOM intends that all SOLECTRON’s actions undertaken in relation to and in accordance with this Agreement and especially in Sections 4.1 and 4.2 of this Agreement, including without limitation any Component purchase orders issued to procure the Components for the Products, shall bind WAVECOM towards its Component supplier and shall have the same effect as if they had been issued by WAVECOM itself, to the extent that SOLECTRON applied the Purchasing Conditions as disclosed by WAVECOM to SOLECTRON in the UPL and the Gross Requirements, and complies with the terms and conditions of this Agreement. [...].

4.3 Commitment Letter

[...]

Confidential Information (indicated by [...]) has been omitted and filed separately with the Securities and Exchange Commission.

4.4. Inventory Tolerance Model

4.4.1 The Parties agree that they will use the following model to manage the Component and Products that WAVECOM requests SOLECTRON to hold over-and-above the Component and Product holding assumed in SOLECTRON’s quotations. [...].

[...].

5.	DELIVERY MANAGEMENT

5.1 Delivery

5.1.1 WAVECOM engages SOLECTRON’s service in WAVECOM’s third party logistics provider (“3PL”) for the management of WAVECOM delivery flow. SOLECTRON’s delivery term to WAVECOM is [...] (Incoterms 2000) according to the GMA. [...].

5.1.2 An Outbound Routine Guide shall be is determined with agreement between all parties involved to define WAVECOM worldwide delivery flows and specifies the responsibility of WAVECOM, SOLECTRON and the 3PL. WAVECOM delivery flow execution and management shall comply with Outbound Routing Guide.

5.1.3 SOLECTRON shall manage the transportation flows operated by the 3PL from SOLECTRON’s Facilities until WAVECOM’s designated location in accordance with the Outbound Routine Guide.

5.1.4 WAVECOM shall designate its preferred 3PL as identified in Appendix 7 of this Agreement, which may be amended by WAVECOM in writing from time to time. WAVECOM shall promptly inform SOLECTRON in writing in the event of a change in the 3PL.

5.2 Logistic Services

5.2.1 SOLECTRON shall manage the 3PL on behalf of WAVECOM and ensure WAVECOM that the 3PL delivers the Products to WAVECOM’s designated location according to the terms and conditions of the Outbound Routing Guide and requirements of the Sales Order. SOLECTRON shall not modify the Outbound Routing Guide without WAVECOM’s prior written consent. SOLECTRON shall maintain the Outbound Routine Guide and promptly distribute to WAVECOM and 3PL when there is an updated version available. SOLECTRON shall execute logistic services that are agreed in the Outbound Routing Guide and shall inform and instruct the 3PL in accordance with such Outbound Routing Guide.

5.2.2 SOLECTRON shall palletize the Products in respect of the industry standard necessary to secure the shipment of the Products and aiming at minimizing impact of any damage during transportation until the delivery to WAVECOM’s designated location.

5.2.3 SOLECTRON shall define the appropriate level of services to reach the OTD and implement by order of preference (a) the consolidated service level, except in the event WAVECOM requires in writing to execute or where SOLECTRON considers that the previous option is not the best option with regards to time and cost optimization; (b) the expedited service level; or (c) the express delivery. In any event SOLECTRON shall not execute (b) or (c) without WAVECOM’s prior written consent.

5.2.4 SOLECTRON shall supervise 3PL to ensure that the necessary space is booked timely so as to limit risk of offloads in accordance with the OTD requirements. Therefore, WAVECOM authorises 3PL to use its [...] and its trademarks/logos in accordance with section 10.2 of the Cooperation Agreement.

Confidential Information (indicated by [...]) has been omitted and filed separately with the Securities and Exchange Commission.

5.2.5 SOLECTRON shall supervise 3PL to ensure that the packing list and pro forma invoices regarding the Products to be delivered to WAVECOM’s designated locations are prepared in compliance with the Sales Orders. Therefore, WAVECOM authorizes SOLECTRON to use its [...] and its trademarks/logos as per section 10.2 of the CA.

5.2.6 The pro forma invoices are established on WAVECOM SA. and/or WAVECOM Inc or WAVECOM APAC’s [...], as defined in the Sales Order and according to the applicable sales regions.

5.2.7 SOLECTRON shall supervise 3PL not to use the WAVECOM letter head paper and the WAVECOM trademarks/logos for purposes other than establishing the shipment documentation for WAVECOM Products.

5.2.8 SOLECTRON shall instruct the 3PL to comply with the Outbound Routing Guide to make [...] deliveries.

5.2.9 SOLECTRON shall monitor the 3PL’s prompt distribution of the shipment pre alert and delivery status [...], as defined in Outbound Routine Guide. [...].

5.2.10 SOLECTRON shall supervise 3PL to ensure that the 3PL promptly collects and stores the proofs of delivery for each delivery of the Products to WAVECOM’s designated locations as per the Incoterms and according to Hardcopy POD process as defined in the Outbound Routing Guide. The proof of delivery information (Actual Delivery Date “ADD”) shall be registered in the Order Book and WAVECOM shall receive a copy of such proof of delivery by Hardcopy POD.

5.3 Delivery process

5.3.1 After receiving WAVECOM’s prior written consent, SOLECTRON shall instruct the 3PL to deliver the Products and manage the transportation flow, from SOLECTRON’s Facilities to the agreed delivery point defined by the relevant Incoterm as specified in the WAVECOM Sales Order. SOLECTRON shall supervise 3PL to ensure that the 3PL delivers the Products to WAVECOM’s designated location on the EDD according to the Outbound Routing Guide.

5.3.2 WAVECOM shall ensure the Order Book delivery instructions be provided completely and correctly for 3PL’s operation. SOLECTRON shall supervise 3PL to pro-actively and immediately inform WAVECOM of any missing instructions such as delivery instructions or prior written consents that may be reasonably required by SOLECTRON to execute its obligations resulting from the supply chain process agreed in this Agreement in order to optimize the performance of the On-Time-Delivery.

5.4 Indemnification

[...]

6.	RATING -INCENTIVE

6.1 Rating

SOLECTRON shall provide WAVECOM with Key Performance Indicators (“KPI”) covering [...] as defined in the Appendix 9 of this Agreement. SOLECTRON shall regularly define action plans to improve its performance and be compliant with the agreed KPIs. SOLECTRON shall inform WAVECOM of such action plans before their implementation

Confidential Information (indicated by [...]) has been omitted and filed separately with the Securities and Exchange Commission.

6.2 Incentive

[...]

7.	REPORTS

SOLECTRON shall provide WAVECOM with a range of reports at a frequency agreed between the Parties in the Appendix 10.

8.	PRICES – INVOICES

8.1 Demand and Material Management Prices

The costs relating to the services executed by SOLECTRON for the demand management and the purchase of the Components on behalf of WAVECOM are set forth in the GMA [...]

8.2 Delivery Services Prices

8.2.1 The rates agreed between WAVECOM and the 3PL for the logistical services defined in this Agreement (“Rates”) are disclosed to SOLECTRON under the Outbound Routing Guide. [...]

8.2.2 [...]

9.	TERM AND TERMINATION

9.1 Term

This Supply Chain Agreement shall be valid for the same period as the Cooperation Agreement as stated in section 12.1 of the Cooperation Agreement unless terminated by either Party according to the terms and conditions stated in section 12.2 of the Cooperation Agreement.

9.2 Consequence of termination

9.2.1 In the event of a termination of the SCA as per section 12.2 of the CA, SOLECTRON shall deliver the Products to WAVECOM’s designated locations relating to any confirmed Sales Order to be paid by WAVECOM accordingly.

9.2.2 Sections 2.3, 5.4 and 9.2 of this Supply Chain Agreement and Section 12.2.5 of the Cooperation Agreement shall survive the expiry or termination of this Agreement.

10.	GENERAL

This Supply Chain Agreement, including all Appendices and any Schedules to those Appendices (all which are deemed to form part of this Agreement) constitute the entire agreement between the Parties in connection with the subject matter hereof, and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, between the Parties to the extent provided in section 2.3 of this Agreement. No amendment to or modification of this Supply Chain Agreement will be binding unless in writing and signed by a duly authorized representative of both Parties.

Confidential Information (indicated by [...]) has been omitted and filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, SOLECTRON and WAVECOM have caused this Agreement to be executed as of the Effective Date:

WAVECOM S.A.	SOLECTRON CORPORATION

By: Ronald D. Black	By: Thomas J. Smach
Title: CEO	Title: Director

Signature:	Signature:

APPENDICES

[...]

Confidential Information (indicated by [...]) has been omitted and filed separately with the Securities and Exchange Commission.